EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
JUNE 18, 2009		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
AND ABIGAIL ADAMS NATIONAL BANCORP
AMEND MERGER AGREEMENT

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI), a $734 million community bank holding company with six bank subsidiaries announced today that Premier and Abigail Adams National Bancorp, Inc. (NASDAQ/GMS-AANB) (Adams) have amended their merger agreement to extend the deadline for merger completion to September 30, 2009 and to reduce the minimum amount of U.S. Treasury Department’s Capital Purchase Program funds required to complete the merger to $20 million.

On December 31, 2008, Premier and Adams, a $396 million bank holding company headquartered in Washington, DC, reached an agreement to merge Adams into Premier whereby Adams stockholders would receive 0.4461 shares of Premier common stock for each share of Adams common stock they owned.  The original agreement stipulated that the agreement could be terminated if the closing of the merger does not occur on or before June 30, 2009.  Both companies have been working diligently to complete all of the applications required for regulatory and shareholder approval of the merger.  While applications to Federal and State banking regulatory authorities have been filed since early March 2009, the Securities and Exchange Commission Registration Statement (Form S-4) to register the common stock to be issued by Premier was filed on June 18, 2009 (today), delayed somewhat by the requirement to include March 31, 2009 financial information of both companies.  While it is still unclear how long it will be before the materials are available to distribute to shareholders of both companies in advance of their respective special meetings, both companies have indicated a strong desire to complete the merger as soon as possible after receiving all necessary regulatory and shareholder approvals.

Senior Vice President and Chief Financial Officer Brien M. Chase commented regarding the amendment, “It only makes sense to extend the merger deadline date to the end of September to give the shareholders of both companies time to meet and decide on the merger.”

A second provision of the merger agreement amendment was to reduce to minimum amount of Premier Preferred Stock required to be issued to the U.S. Treasury under the Troubled Asset Relief Program Capital Purchase Program (TARP – CPP) from $24 million to $20 million.   Under the Capital Purchase Program, which is part of the Emergency Economic Stabilization Act, the Treasury Department has agreed to buy preferred stock and related common warrants in qualifying U.S. controlled banks, savings associations, and certain bank and savings and loan holding companies engaged only in financial activities.  On April 22, 2009, Premier was notified by the U.S. Treasury that it has been preliminarily approved to receive $24.1 million of TARP – CPP funds, but the final amount would be subject to change based upon confirmation by the U.S. Treasury Department of Premier’s eligible risk-weighted assets as of the latest calendar quarter prior to closing.  Due to anticipated reductions in the amount of eligible risk-weighted assets, both companies agreed to reduce to the minimum required TARP – CPP participation level to $20,000,000.

Certain Statements contained in this news release, including without limitation statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.